Exhibit 23.2

                               [LETTERHEAD]



                      Independent Auditors' Consent
                      -----------------------------


The Board of Directors and Stockholders
Esesis, Inc. and Subsidiary
Englewood, Colorado


We consent to the use and inclusion in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated October 16, 2002 on our audit of the consolidated financial statements of Esesis, Inc. at September 30, 2002 and for the period July 5, 2002 (inception) through September 30, 2002.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.



/s/ Turner, Stone & Company, LLP

Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
December 23, 2002